Exhibit 10.1

TRANSITION SERVICES AGREEMENT

by and between

TRINITY INDUSTRIES, INC.

and

ARCOSA, INC.

Dated as of October 31, 2018

ARTICLE I

AGREEMENT TO PROVIDE AND ACCEPT SERVICES

Section 1.01	Provision of Services	1
Section 1.02	Migration	2
Section 1.03	Reliance	2
Section 1.04	Cooperation	3
Section 1.05	Disclaimer of Warranty	3
Section 1.06	Governance	3

ARTICLE II

TERMS AND CONDITIONS; PAYMENT

Section 2.01	Terms and Conditions of Services	4
Section 2.02	Payments	5
Section 2.03	Taxes	6
Section 2.04	Use of Services	7
Section 2.05	Network Access	7
Section 2.06	Facilities Access	7

ARTICLE III

	TERM OF SERVICES	9

Section 3.01	Term of Services; Early Termination of Services	9
Section 3.02	Early Termination of Services	9
Section 3.03	Extension of Services	9

ARTICLE IV

FORCE MAJEURE

ARTICLE V

LIABILITIES

Section 5.01	Consequential and Other Damages	10
Section 5.02	Limitation of Liability	10
Section 5.03	Indemnity	10

i

ARTICLE VI

TERMINATION

Section 6.01	Termination	11

ii

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT, dated as of October 31, 2018 (this “Agreement”), is by and between Trinity Industries, Inc., a Delaware corporation (“Trinity”), and Arcosa, Inc., a Delaware corporation (“Arcosa”).  Each of Trinity and Arcosa is sometimes referred to as a “Party” and collectively are sometimes referred to as the “Parties.”  All capitalized terms used and not defined in this Agreement shall have the meanings assigned to them in the Separation and Distribution Agreement (defined below).

RECITALS

WHEREAS, Trinity and Arcosa have entered into that certain Separation and Distribution Agreement, dated as of October 31, 2018 (the “Separation and Distribution Agreement”), pursuant to which, in accordance with the Internal Reorganization, Trinity was separated into two separate, independent, publicly-traded companies; (i) one comprising the Arcosa Business, which is owned and conducted directly or indirectly by Arcosa, all of the common stock of which was distributed to the Trinity stockholders, and (ii) one comprising the Trinity Business, which continues to be owned and conducted, directly or indirectly, by Trinity, all on the terms and conditions set forth in the Separation and Distribution Agreement; and

WHEREAS, in connection with the transactions contemplated by the Separation and Distribution Agreement, each of Trinity and Arcosa agreed to provide to the other certain services during a transition period commencing as of the Effective Time, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth hereafter, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AGREEMENT TO PROVIDE AND ACCEPT SERVICES

Section 1.01      Provision of Services.

(a)       On the terms and subject to the conditions contained in this Agreement and on the attached schedules (each a “Schedule” and collectively the “Schedules”) Trinity or Arcosa, as applicable, shall provide, or shall cause its Subsidiaries, Affiliates or Third Parties designated by it (such designated Subsidiaries, Affiliates and Third Parties, together with Trinity or Arcosa, as applicable, in its role as a service provider, referred to singly as a “Service Provider” and collectively as the “Service Providers”) to provide to the Arcosa Group or the Trinity Group, as applicable (the members of each such group in their role as a service recipient referred to singly as a “Service Recipient” and collectively as the “Service Recipients”) the services set forth on the Schedules (each a “Service” and collectively the “Services”).

(b)       Trinity or Arcosa, as applicable, in its role as Service Provider, shall make, in its sole discretion, any decisions as to which of the Service Providers (including the decisions to use Third Parties as designee Service Providers) shall provide the Services, provided that Trinity or Arcosa, as applicable, shall remain liable for the acts and omissions of Services Providers designated by it.

(c)       Each Service shall be provided in exchange for the consideration set forth with respect to such Service on the applicable Schedule.

(d)       If, within ninety (90) days following the Effective Time, a Service Recipient identifies a service that a Service Provider provided to it at any time during the twelve (12) month period prior to the Effective Time, and such service is not reflected on the Schedules or in any other Ancillary Agreements and is reasonably required by the Service Recipient in order to continue to operate the Arcosa Business or the Trinity Business, as applicable, in substantially the same manner in which the Arcosa Business or the Trinity Business, as applicable, was operated prior to the Effective Time, the Service Recipient may request that the Service Provider provide, or cause to be provided, such requested services (such additional service, an “Additional Service”).  The Service Provider shall negotiate with the Service Recipient to provide, or to cause to be provided, such requested Additional Service on commercially reasonable terms consistent with the principles underlying the service terms of the Services. In the event that the Parties reach an agreement with respect to providing such Additional Services, the Parties shall amend the applicable Schedules in writing to include such Additional Services (including the incremental Fees and term with respect to such Additional Services), and such Additional Services shall be deemed Services under this Agreement from the date of such amendment.

Section 1.02      Migration.  It is anticipated that the Service Recipients may request additional transition services projects, beyond the Services contemplated herein, relating to the migration of the Services from the Service Provider’s environment or facilities to Service Recipient’s (or its designee’s) environment or facilities, and the Service Provider will use reasonable efforts to cooperate with the Service Recipients with respect to such projects.  All such transition service projects shall be completed, and Service Provider shall have no further obligation to cooperate in connection therewith, as of the expiration of the term of the Service as set forth in the applicable Schedule.  The applicable Service Recipient shall reimburse the Service Providers for all costs and expenses (including the cost of employee time) incurred by such Service Providers in connection with such cooperation.

Section 1.03      Reliance.  The Service Providers shall be entitled to rely upon the genuineness, validity or truthfulness of any document, instrument or other writing presented by the Service Recipients in connection with this Agreement.  No Service Provider shall be liable for any impairment of any Service caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from the Service Recipients that is required or reasonably requested regarding that Service, provided that the Service Provider has notified the Service Recipient of the inadequacy of the information and used commercially reasonable efforts to provide such Service despite such inadequacy.

Section 1.04      Cooperation.

(a)       The Service Providers and the Service Recipients shall, and shall cause their respective Affiliates and Subsidiaries to, cooperate with each other in all reasonable respects in matters relating to the provision and receipt of the Services.

(b)       The applicable Service Recipient shall (i) make available on a timely basis to the Service Providers all information and materials reasonably requested by such Service Providers to enable such Service Providers to provide the applicable Services; and (ii) provide to the Service Providers reasonable access to the premises of the applicable Service Recipient and any of its Affiliates to the extent necessary for such Service Providers to provide the applicable Services to the Service Recipient; provided that such access shall be subject to the Service Recipient’s applicable policies and procedures that have been provided to the Service Providers.

Section 1.05      Disclaimer of Warranty.

(a)       EACH OF TRINITY (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE TRINITY GROUP), AND ARCOSA (ON BEHALF OF ITSELF AND EACH OTHER MEMBER OF THE ARCOSA GROUP) UNDERSTANDS AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, NO PARTY TO THIS AGREEMENT IS REPRESENTING OR WARRANTING IN ANY WAY, AND HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, AS TO THE SERVICES CONTEMPLATED HEREBY, AS TO ANY CONSENTS OR GOVERNMENTAL APPROVALS REQUIRED IN CONNECTION HEREWITH, AS TO NO INFRINGEMENT, VALIDITY OR ENFORCEABILITY OR ANY OTHER MATTER CONCERNING, ANY ASSETS OR BUSINESS OF SUCH PARTY.  ALL WARRANTIES OF HABITABILITY, MERCHANTABILITY AND FITNESS FOR ANY PARTICULAR PURPOSE, AND ALL OTHER WARRANTIES ARISING UNDER THE UNIFORM COMMERCIAL CODE (OR SIMILAR FOREIGN LAWS), ARE HEREBY DISCLAIMED.

(b)       Each of Trinity (on behalf of itself and each member of the Trinity Group) and Arcosa (on behalf of itself and each member of the Arcosa Group) further understands and agrees that if the disclaimer of express or implied representations and warranties contained in Section 1.05(a) is held unenforceable or is unavailable for any reason under the Laws of any jurisdiction outside the United States or if, under the Laws of a jurisdiction outside the United States, both Trinity or any member of the Trinity Group, on the one hand, and Arcosa or any member of the Arcosa Group, on the other hand, are jointly or severally liable for any Trinity Liability or any Arcosa Liability, respectively, then, the Parties intend that, notwithstanding any provision to the contrary under the Laws of such foreign jurisdictions, the provisions of this Agreement (including the disclaimer of all representations and warranties, allocation of Liabilities among the Parties and their respective Subsidiaries, releases, indemnification and contribution of Liabilities) shall prevail for any and all purposes among the Parties and their respective Subsidiaries.

Section 1.06      Governance.

(a)       Each Party shall designate an individual to serve as an administrative representative for such Party (“Administrative Representative(s)”).  The Administrative Representative shall facilitate day-to-day communications and performance under this Agreement.  Each Party must promptly designate a replacement Administrative Representative in the event that its Administrative Representative is no longer employed by a Party or is unable to continue his or her role as an Administrative Representative.

(b)       For each Schedule of Services, each Party shall designate a contact (each, a “Service Contact”), who shall (i) be responsible for providing direct supervision of the Services set forth on such Schedule and (ii) serve as the initial contact for the Administrative Representative for Trinity or Arcosa, as the case may be, for addressing issues related to the delivery of such Services.  Each party shall cause its Service Contact to reply promptly to inquiries related to the delivery of the applicable Services, but in no event more than five (5) Business Days following receipt of any such inquiry.  The initial Service Contacts for each Schedule shall be identified and named in the applicable Schedule.  Each Party must promptly designate a replacement Service Contact in the event that a Service Contact is no longer employed by a Party or is unable to continue his or her role as a Service Contact.

ARTICLE II

TERMS AND CONDITIONS; PAYMENT

Section 2.01      Terms and Conditions of Services.

(a)       Unless otherwise agreed by the Parties in writing, (i) the Service Providers shall be required to perform the Services using substantially the same quality, efficiency and standard of care as used in performing such Services in the twelve (12) months immediately prior to the Effective Time, and (ii) the Services shall be used by the Service Recipients for substantially the same purposes and in substantially the same time, place and manner as the Services have been used in the twelve (12) months immediately prior to the Effective Time; provided, however, that in no event shall the scope of any of the Services required to be performed hereunder exceed that described on the applicable Schedule.  Each Party shall comply with all Laws applicable to the provision and receipt of Services pursuant to this Agreement.  In no event shall any Service Provider be required to provide any Service that it reasonably believes does not comply with applicable Law.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE PARTIES AGREE THAT THE SERVICE PROVIDERS SHALL NOT OWE ANY FIDUCIARY OR OTHER DUTIES (INCLUDING ANY DUTY OF LOYALTY OR DUTY OF CARE) TO THE SERVICE RECIPIENTS IN CONNECTION WITH THE PERFORMANCE OF THE SERVICES TO THE MAXIMUM EXTENT PERMITTED BY LAW.

(b)       Notwithstanding anything to the contrary in this Agreement, each Service Recipient acknowledges that the Service Provider may be providing services similar to the Services it provides for itself and its Affiliates, and the Service Provider reserves the right to modify the Services (i) if such modifications are applicable to all other recipients of the Services or services similar to the Services and (ii) to the extent necessary to comply with applicable Law or requirements of Governmental Authorities; provided that the Service Provider provides substantially the same advance notice of such modifications to the Service Recipient as the Service Provider provides to its Affiliates.

(c)       The Service Recipients shall, and shall cause their applicable Affiliates to, eliminate their need for the provision of each Service by the Service Provider on or before the termination date for such Service as set forth on the applicable Schedule.

(d)       Under no circumstances shall any Service Provider be obligated to provide  any service requiring an opinion, advice or representation (e.g., legal opinions or advice, or tax opinions or advice).

(e)       Any Service Provider shall have the right, consistent with practices immediately prior to the Effective Time, to shut down temporarily for maintenance purposes the operation of the systems or facilities providing any Service whenever, in such Service Provider’s discretion, such action is necessary; provided that such Service Provider shall provide written notice of any such shutdown to the Service Recipient as reasonably in advance of such shutdown as practicable.  Such Service Provider shall be relieved of its obligations to provide the Services affected by such shutdown during the period that its systems or facilities are so shut down but shall use reasonable efforts to minimize each period of shutdown.

(f)        Each Service Provider shall use commercially reasonable efforts to obtain any Consents from Third Parties that are necessary in order to provide the Services.  If any such consent is not obtained, such Service Provider shall not be required to provide such Services but shall use commercially reasonable efforts to implement a reasonable alternative arrangement to provide the relevant Services.  All costs associated with obtaining such consents shall be borne one-half each by Trinity and Arcosa.  All costs associated with implementing and providing a reasonable alternative arrangement to provide the relevant Services shall be borne by the Service Recipient.

Section 2.02      Payments.

(a)       Each month, the Service Provider shall deliver a statement to the Service Recipient for Services provided to the Service Recipients during the preceding month, and each such statement shall set forth a brief description of each such Service and the amounts charged for such Service based on the consideration set forth in the applicable Schedule, the Rental Costs (as defined in Section 2.06(b)) or otherwise agreed by the Parties in writing (the “Fee”), as well as any Taxes, duties, imposts, charges, fees or other levies due and owing in accordance with Section 2.03 hereof, and the aggregate of such amounts shall be due and payable by the Service Recipient within thirty (30) days after the date of receipt of such statement.

(b)       At the Service Provider’s option, any or all of its designee Service Providers may individually invoice a Service Recipient for the Services that such designee Service Provider has provided during the preceding month to such Service Recipient.  Any amounts so invoiced by a designee Service Provider shall not be included on any invoice delivered by the Service Provider.

(c)       All invoices shall be denominated and paid in U.S. dollars unless (a) the Service Recipient had, in the twelve (12) months prior to the Effective Date, been invoiced or paid for such Services in a different currency or (b) otherwise indicated on the applicable Schedule, in which case such invoices shall be denominated and paid in such different currency.

(d)      Any amount not paid when due pursuant to this Agreement shall bear interest at a rate per annum equal to the then effective Prime Rate plus 2% (or the maximum legal rate, whichever is lower), calculated for the actual number of days elapsed, accrued from the date on which such payment was due up to the date of the actual receipt of payment.

(e)       At the Service Recipient’s request, the Service Provider will provide reasonably detailed supporting documentation for the Fees invoiced to the Service Recipient hereunder and will respond promptly to any questions that the Service Recipient may have regarding such documentation and the related Fees.  In the event that the Service Recipient disputes any Fees invoiced hereunder, such Disputes shall be handled in accordance with Section 7.15.

Section 2.03      Taxes.

(a)       Except as expressly noted therein, the amounts set forth on the Schedules as the applicable consideration with respect to each Service do not include any Taxes, duties, imposts, charges, fees or other levies of whatever nature assessed on the provision of the Services.  All Taxes, duties, imposts, charges, fees or other levies imposed by applicable Law assessed on the provision of the Services (other than income taxes payable by a Service Provider on the Fees received hereunder) shall be the responsibility of the Service Recipients in addition to the Fees payable by such Service Recipients in accordance with Section 2.02 hereof.  The Service Recipients shall promptly reimburse the Service Providers for any Taxes, duties, imposts, charges, fees or other levies (other than income taxes payable by a Service Provider on the Fees received hereunder) imposed on the Service Providers or which the Service Providers shall have any obligation to collect with respect to or relating to this Agreement or the performance by a Service Provider of its obligations hereunder, along with interest and penalties related thereto to the extent such interest or penalties are related to the actions or inactions of the Service Recipients. Such reimbursement shall be in addition to the amounts required to be paid as set forth on the applicable Schedule and shall be made in accordance with Section 2.02.  The Service Recipients agree to use reasonable efforts to provide exemption certificates where available and to calculate any applicable sales and use Taxes and to make payment thereof directly to the appropriate taxing authority.

(b)       All payments by the Service Recipients under this Agreement shall be made without set-off and without any deduction or withholding for any Taxes, duties, imposts, charges or fees or other levies, unless the obligation to make such deduction or withholding is imposed by Law.  In the event that applicable Law requires that an amount in respect of any Taxes, duties, imposts, charges, fees or other levies be withheld from any payment by the Service Recipients to a Service Provider under this Agreement, the amount payable to the Service Provider shall be increased as necessary so that, after the Service Recipients have withheld amounts required by applicable Law, the Service Provider receives an amount equal to the amount it would have received had no such withholding been required, and the Service Recipients shall withhold such Taxes, duties, imposts, charges, fees or other levies and pay such withheld amounts over to the applicable governmental authority in accordance with the requirements of the applicable Law and provide the Service Provider with a receipt confirming such payment.  The Service Providers shall reasonably cooperate with the Service Recipients to determine whether any such deduction or withholding applies to the payments hereunder, and if so, shall further reasonably cooperate to minimize applicable deduction or withholding.

Section 2.04      Use of Services.  The Service Recipients shall not resell any Services to any Person whatsoever or permit the use of the Services by any Person other than in connection with the conduct of the operations of the Arcosa Business or the Trinity Business, as applicable, as conducted in the twelve (12) months immediately prior to the date hereof.

Section 2.05      Network Access.

(a)       The Service Provider may provide the Service Recipients with access to the Service Provider’s or its Affiliates’ computer hardware, computer software and information technology systems, including the data they contain (collectively, “Networks”) via a secure method selected by the Service Provider.  The Service Recipients shall only use (and will ensure that their employees, agents and subcontractors only use), and shall only have access to, the Networks for the purpose of receiving, and only to the extent required to receive, the Services.  The Service Recipients shall not permit their employees, agents or subcontractors (collectively, “Personnel”) to use or have access to the Networks except to the extent that (i) such Personnel (or such Personnel’s functional equivalent) had access to the Networks prior to the Effective Time, or (ii) the Service Provider has given prior written approval for such access.

(b)       The Service Recipients shall cause all of the Service Recipients’ Personnel having access to the Networks in connection with receipt of a Service to comply with all security guidelines (including physical security, network access, internet security, confidentiality and personal data security guidelines) of the Service Provider which the Service Provider provides to the Service Recipients in writing.

(c)       The Service Recipients shall ensure that they and their Personnel shall not: (i) use the Networks to develop software, process data or perform any work or services other than for the purpose of receiving the Services; (ii) break, interrupt, circumvent, adversely affect or attempt to break, interrupt, circumvent or adversely affect any security system or measure of the Service Provider; (iii) obtain, or attempt to obtain, access to any hardware, software or data stored in the Networks except to the extent necessary to receive the Services; or (iv) use, disclose or give access to any part of the Networks to any Third Party, other than their agents and subcontractors authorized by the Service Provider in accordance with this Section 2.05.  All user identification numbers and passwords for the Networks disclosed to the Service Recipients, and any information obtained from the use of the Networks shall be deemed Confidential Information of the Service Provider for purposes of Section 7.01.

(d)       If a Service Recipient or its Personnel breach any provision of this Section 2.05, such Service Recipient shall promptly notify the Service Provider of such breach and cooperate as requested by such Service Provider in any investigation and mitigation of such breach.

Section 2.06      Facilities Access.

(a)       In connection with, and as a part of, the Services set forth on the Facilities Schedule, the Service Provider hereby grants to the Service Recipient a limited right to use and access portions of each of the premises at certain facilities, in each case as listed in the Facilities Schedule (each, a “Shared Location” and collectively, the “Shared Locations”), for substantially the same purposes as used in the Arcosa Business or the Trinity Business, as applicable, in the twelve (12) months immediately prior to the Effective Time.

(b)       For the period indicated on the Facilities Schedule with respect to each Shared  Location (the “Shared Location Term”) the Service Recipient shall have the right to use and occupy that portion of the Shared Locations, and to use that portion of the common areas related to the Shared Locations, that the Service Recipient uses and occupies as of the date hereof in substantially the same manner and on the same terms and conditions that the Service Recipient currently uses and occupies such space and, in any event, in accordance with the terms and conditions set forth herein.  During the Shared Location Term, with respect to each Shared Location (including all common areas related thereto), all costs relating to such Shared Location, including, rent, maintenance, water, sewer, telephone, electricity and gas service, common area charges, amounts of public liability, damage, fire, any extended coverage insurance as may be required hereunder, and any real estate property taxes owed by the Service Provider (together, the “Rental Costs”) shall be borne pro rata by the Service Provider, on the one hand, and the Service Recipient, on the other hand, based on the number of employees of the Service Provider and the Service Recipient occupying the Shared Locations.

(c)       The Service Recipient shall only permit its authorized Personnel and their business invitees to use the Shared Locations.  The Service Provider, or its Affiliates, shall have reasonable access to those portions of the Shared Locations used by the Service Recipient from time to time as the Service Provider deems reasonably necessary or desirable for the security, inspection or maintenance thereof. The Service Recipient agrees to maintain commercially appropriate and customary levels of property and liability insurance in respect of the portions of the Shared Locations it occupies and the activities conducted thereon.  The Service Recipient shall not make, and shall cause its personnel to refrain from making, any alterations or improvements to the Shared Locations without the prior written consent of the Service Provider.  The rights granted pursuant to this Section 2.06 shall be in the nature of a license only and shall not create or be deemed to create any leasehold or other estate or possessory rights in the Service Recipient or its personnel with respect to the Shared Locations and shall not include any right of assignment, sub-license or sub-leasehold to any Third Party.  The Service Recipient will have access to such Shared Location on a 24 hours-per-day, 7-days-per-week basis.

(d)       For the avoidance of doubt, Section 7.01 (Confidentiality) shall apply in all respects to Confidential Information disclosed by either Party pursuant to this Section 2.06. In connection with the provision of Services under this Section 2.06, the Parties shall cooperate to establish and implement reasonable and appropriate measures to minimize the disclosure of Confidential Information not required to perform the Services hereunder, including the establishment of electronic firewalls and the use of physical walls and barriers in the Shared Locations.

(e)       Upon the expiration or termination of each Shared Location Term, with respect to each Shared Location, the Service Recipient shall vacate its portion of the applicable Shared Location on or prior to the end of the Shared Location Term and will leave its portion of such Shared Location broom clean and in the same condition as such portion was in on the date of this Agreement, ordinary wear and tear excepted. The Service Provider shall use commercially reasonable efforts to coordinate vacating any such Shared Location by the Service Recipient so as to minimize business interruptions for all Parties to the extent reasonably possible.

ARTICLE III

TERM OF SERVICES

Section 3.01      Term of Services; Early Termination of Services.  The provision of Services shall commence as of the Effective Time and shall continue until the date indicated for each such Service on the applicable Schedule unless terminated earlier pursuant to Section 3.02 or Article VI.

Section 3.02      Early Termination of Services.  Unless otherwise set forth in the applicable Schedule, any Schedule of Services or any individual Service making up a part of a Schedule of Services (including individual Services consisting of the use of each respective Shared Location pursuant to the Facilities Schedule) may be terminated prior to the end of the applicable term by the Service Recipient upon not less than thirty (30) days’ prior written notice (such notice shall specify the date termination is to be effective); provided, that the Service Recipients acknowledge and agree that in the event that any Service on a Schedule is interdependent with a Service on a different Schedule, such Schedules of Services must be terminated simultaneously; provided, further, that the early termination of an individual Service shall not affect the remaining Services on the applicable Schedule.  After any early termination of a Service, the Service Provider shall have no obligation to reinstate such Service at a time subsequent to the effective date of such termination.

Section 3.03      Extension of Services.  The term indicated for each Service on the applicable Schedule may not be extended except to the extent expressly set forth in such Schedule, as applicable.  To the extent the applicable Schedule for a Service expressly permits extension of such Service, such Service may be extended by the Service Recipient upon written notice provided to the Service Provider at least thirty (30) days prior to the end of the then-current term.

ARTICLE IV

FORCE MAJEURE

No Service Provider shall be liable for any Loss whatsoever arising out of any interruption of Service or delay or failure to perform under this Agreement that is due to acts of God, acts of a public enemy, acts of terrorism, acts of a nation or any state, territory, province or other political division thereof, fires, floods or other extreme weather event, epidemics, riots, theft, quarantine restrictions, freight embargoes or other similar causes beyond the reasonable control of such Service Provider.  In any such event, any affected Service Provider obligations under this Agreement shall be postponed for such time as its performance is suspended or delayed on account thereof.  Each Service Provider will promptly notify the Service Recipient, either orally or in writing, upon learning of the occurrence of such event of force majeure.  Upon the cessation of the force majeure event, such Service Provider will use commercially reasonable efforts to resume its performance with the least practicable delay.  In the event that any force majeure event prevents performance of any Services in accordance with this Agreement for more than fifteen (15) consecutive days, the Service Recipient shall be entitled to terminate such Services upon notice to the Service Provider without payment of any additional fees, costs or expenses in connection with such termination except for Fees for Services rendered prior to such force majeure event.

ARTICLE V

LIABILITIES

Section 5.01      Consequential and Other Damages.  EXCEPT AS MAY BE AWARDED TO A THIRD PARTY IN CONNECTION WITH ANY THIRD PARTY CLAIM THAT IS SUBJECT TO THE INDEMNIFICATION OBLIGATIONS IN SECTION 5.03, IN NO EVENT SHALL TRINITY, ARCOSA OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS BE LIABLE UNDER THIS AGREEMENT FOR ANY PUNITIVE, EXEMPLARY, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE, AND IN NO EVENT SHALL TRINITY, ARCOSA OR ITS RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES OR OTHER AGENTS BE LIABLE UNDER THIS AGREEMENT FOR LOST PROFITS, OPPORTUNITY COSTS, DIMINUTION IN VALUE OR DAMAGES BASED UPON A MULTIPLE OF EARNINGS OR SIMILAR FINANCIAL MEASURE, EVEN IF UNDER APPLICABLE LAW SUCH LOST PROFITS, OPPORTUNITY COSTS, DIMINUTION IN VALUE, OR SUCH DAMAGES WOULD NOT BE CONSIDERED CONSEQUENTIAL OR SPECIAL DAMAGES.

Section 5.02      Limitation of Liability.  EXCEPT AS MAY BE AWARDED TO A THIRD PARTY IN CONNECTION WITH ANY THIRD PARTY CLAIM THAT IS SUBJECT TO THE INDEMNIFICATION OBLIGATIONS IN SECTION 5.03, EACH OF TRINITY’S AND ARCOSA’S LIABILITY WITH RESPECT TO ITS ROLE AS A SERVICE PROVIDER UNDER THIS AGREEMENT OR ANY ACT OR FAILURE TO ACT IN CONNECTION WITH ITS ROLE AS A SERVICE PROVIDER UNDER THIS AGREEMENT  (INCLUDING THE PERFORMANCE OR BREACH HEREOF), OR FROM THE SALE, DELIVERY, PROVISION OR USE OF ANY SERVICE PROVIDED UNDER OR COVERED BY THIS AGREEMENT, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE FEES ACTUALLY PAID TO SUCH PARTY PURSUANT TO THIS AGREEMENT.

Section 5.03      Indemnity.

(a)       Each Party (the “Indemnifying Party”) shall indemnify, defend, release, discharge and hold harmless the other Party and its Affiliates and their respective current and former directors, officers, members, managers, employees and agents and each of the heirs, executors, successors and permitted assigns of any of the foregoing (collectively, the “Indemnified Parties”) from and against all Losses actually suffered or incurred by the  Indemnified Parties relating to, arising out of or resulting from (i) such Party’s material breach of this Agreement; (ii) any accident, injury to or death of persons or loss of or damage to property occurring on or about any portion of the Shared Locations then used or occupied by the Indemnifying Party during the Shared Location Term and arising out of the Indemnifying Party’s negligence or willful misconduct; or (iii) performance of any labor or services or the furnishing of any materials or other property by the Indemnifying Party in respect of any portion of the Shared Locations  then used or occupied by the Indemnifying Party.

(b)       In the event that any claim or Proceeding is threatened in writing or commenced by a Third Party involving a claim for which a Party may be required to provide indemnity pursuant to this Agreement, the indemnification procedures set forth in Section 6.4 of the Separation and Distribution Agreement are hereby incorporated mutatis mutandis.

ARTICLE VI

TERMINATION

Section 6.01      Termination.

(a)       Notwithstanding anything in this Agreement to the contrary, the obligation of any Service Provider to provide or cause to be provided any Service shall cease on the earlier to occur of (i) the date on which the provision of such Services has terminated pursuant to Article III, or (ii) the date on which such Service is terminated by any Party in accordance with the terms of Section 6.01(b) or Section 6.02.  This Agreement shall terminate, and all provisions of this Agreement shall become null and void and of no further force and effect, except for the provisions set forth in Section 6.04, on the date on which all Services under this Agreement have expired or been terminated.

(b)       Either Party shall have the right to terminate this Agreement at any time upon notice and pursue any remedies available to it at law or in equity if (i) the other Party becomes insolvent or is adjudicated as bankrupt, or (ii) any action is taken by that Party or by others against that Party under any insolvency, bankruptcy or reorganization act, or if a Party makes an assignment for the benefit of creditors, or a receiver is appointed for a Party.

Section 6.02      Breach of Transition Services Agreement.   Either Party may terminate this Agreement immediately by providing written notice of such termination in the event of any material breach of this Agreement by the other Party, which breach is not cured within thirty (30) days after written notice of such breach is provided by the non-breaching Party.

Section 6.03      Sums Due.  In the event of a termination or expiration of this Agreement, the Service Providers shall be entitled to the payment of, and the Service Recipients shall within thirty (30) days pay to the Service Providers, all accrued amounts for Services, Taxes and other amounts due under this Agreement as of the date of termination or expiration.  Payments not made within thirty (30) days after termination or expiration of this Agreement that are not otherwise already subject to late charges shall be subject to the late charges as provided in Section 2.02.

Section 6.04      Effect of Termination.  Sections 1.05, 2.02, and 6.03 hereof, this Section 6.04 and Article V and Article VII shall survive any termination or expiration of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01      Confidentiality; Intellectual Property.

(a)       Section 7.5 (Confidentiality) of the Separation and Distribution Agreement shall govern the treatment of any Confidential Information disclosed under this Agreement.

(b)       Each Service Recipient acknowledges that it will not acquire any right, title or interest (including any license rights or rights of use) in any Intellectual Property that is owned by any Service Provider by reason of the provision of the Services provided under this Agreement.

Section 7.02      Independent Contractor.  Each of Trinity, Arcosa, the Service Providers and the Service Recipients shall be an independent contractor in the performance of its respective obligations hereunder.  Nothing in this Agreement shall create or be deemed to create a partnership, joint venture or a relationship of principal and agent or of employer and employee between Trinity and Arcosa, or between any Service Provider and a Service Recipient.  Any provision in this Agreement, or any action by a Service Provider, that may appear to give a Service Recipient the right to direct or control the Service Provider in performing under this Agreement means that the Service Provider shall follow the desires of the Service Recipient in results only.

Section 7.03      Complete Agreement.  This Agreement, including the exhibits and schedules attached hereto, the Separation and Distribution Agreement and the other Ancillary Agreements (and the exhibits and schedules thereto) shall constitute the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. In the event of any conflict between the terms and conditions of the body of this Agreement and the terms and conditions of any Schedule, the terms and conditions of such Schedule shall control.  Notwithstanding anything to the contrary in this Agreement, in the case of any conflict between the provisions of this Agreement and the provisions of the Separation and Distribution Agreement, the provisions of the Separation and Distribution Agreement shall control.

Section 7.04      Counterparts.  This Agreement may be executed in more than one counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the Parties and delivered to the other Party. Execution of this Agreement or any other documents pursuant to this Agreement by facsimile or other electronic copy of a signature shall be deemed to be, and shall have the same effect as, executed by an original signature.

Section 7.05      Notices.  All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt unless the day of receipt is not a Business Day, in which case it shall be deemed to have been duly given or made on the next Business Day) by delivery in person, by overnight courier service, by electronic e-mail with receipt confirmed (followed by delivery of an original via overnight courier service) or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.05):

If to Trinity:

Trinity Industries, Inc.
2525 N. Stemmons Freeway
Dallas, Texas 75207-2401
Attn: General Counsel

If to Arcosa:

Arcosa, Inc.
500 North Akard St., Suite 400
Dallas, Texas  75201
Attn: General Counsel

Section 7.06      Waiver.

(a)       Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective.

(b)       No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

Section 7.07      Modification or Amendment.  This Agreement may only be amended, modified or supplemented, in whole or in part, in a writing signed on behalf of each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

Section 7.08      No Assignment; Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their permitted successors and assigns.  No Party to this Agreement may assign or delegate, by operation of law or otherwise, all or any portion of its rights, obligations or liabilities under this Agreement without the prior written consent of the other party to this Agreement, which such Party may withhold in its absolute discretion, except that (x) each Party hereto may assign any or all of its rights and interests hereunder to an Affiliate and (y) each Party may assign any of its obligations hereunder to an Affiliate; provided, however, that such assignment shall not relieve such Party of any of its obligations hereunder unless agreed to by the non-assigning Party, and any attempt to do so shall be ineffective and void ab initio.  Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and permitted assigns.

Section 7.09      No Circumvention.  The Parties agree not to directly or indirectly take any actions, act in concert with any Person who takes an action, or cause or allow any member of any such Party’s Group to take any actions (including the failure to take a reasonable action) such that the resulting effect is to materially undermine the effectiveness of any of the provisions of this Agreement.

Section 7.10      Subsidiaries.  Each of the Parties shall cause (or with respect to an Affiliate that is not a Subsidiary, shall use commercially reasonable efforts to cause) to be performed, and hereby guarantees the performance of, all actions, agreements and obligations set forth herein to be performed by any Subsidiary or Affiliate of such Party or by any Business Entity that becomes a Subsidiary or Affiliate of such Party on and after the Effective Time. This Agreement is being entered into by Trinity and Arcosa on behalf of themselves and the members of their respective groups (the Trinity Group and the Arcosa Group).  This Agreement shall constitute a direct obligation of each such entity and shall be deemed to have been readopted and affirmed on behalf of any Business Entity that becomes a Subsidiary or Affiliate of such Party on and after the Effective Time.  Either Party shall have the right, by giving notice to the other Party, to require that any Subsidiary of the other Party execute a counterpart to this Agreement to become bound by the provisions of this Agreement applicable to such Subsidiary.

Section 7.11      Third Party Beneficiaries.  Except (i) as provided in Article VI relating to Indemnified Parties this Agreement is solely for the benefit of each Party hereto and its respective Affiliates, successors or permitted assigns, and it is not the intention of the Parties to confer third party beneficiary rights upon any other Person, and should not be deemed to confer upon any third party any remedy, claim, liability, reimbursement, Proceedings or other right in excess of those existing without reference to this Agreement.

Section 7.12      Titles and Headings.  Titles and headings to Sections and Articles are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 7.13      Exhibits and Schedules.  The exhibits and schedules hereto shall be construed with and be an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.  Nothing in the Exhibits or Schedules constitutes an admission of any liability or obligation of any member of the Trinity Group or the Arcosa Group or any of their respective Affiliates to any third party, nor, with respect to any third party, an admission against the interests of any member of the Trinity Group or the Arcosa Group or any of their respective Affiliates.

Section 7.14      Governing Law.  This Agreement, and all actions, causes of action, or claims of any kind (whether at law, in equity, in contract, in tort or otherwise) that may be based upon, arise out of, or relate to this Agreement, or the negotiation, execution, or performance of this Agreement (including any action, cause of action, or claim of any kind based upon, arising out of, or related to any representation or warranty made in, in connection with, or as an inducement to this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, irrespective of the choice of Laws principles of the State of Delaware, including without limitation Delaware laws relating to applicable statutes of limitations and burdens of proof and available remedies.

Section 7.15      Disputes; Consent to Jurisdiction.

(a)       All Agreement Disputes will be resolved in accordance with the procedures set forth in Article VIII of the Separation and Distribution Agreement.

(b)       Subject to the provisions of Article VIII of the Separation and Distribution Agreement, each of the Parties hereto agrees that the appropriate, exclusive and convenient forum for any disputes between the Parties hereto arising out of this Agreement or the transactions contemplated hereby shall be brought and determined in the Court of Chancery of the State of Delaware, provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court (the “Delaware Courts”). Each of the Parties further agrees that delivery of notice or document by United States registered mail to such Party’s respective address set forth in Section 7.6 shall be effective as to the contents of such notice or document, provided that service of process or summons for any action, suit or proceeding in the Delaware Courts with respect to any matters to which it has submitted to jurisdiction in this Section 7.15 shall be effective only pursuant to service on a Party’s registered agent for service of process.  Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the Delaware Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 7.16      Specific Performance.  The Parties agree that irreparable damage would occur in the event that the provisions of this Agreement were not performed in accordance with their specific terms. Accordingly, it is hereby agreed that the Parties shall be entitled to (i) an injunction or injunctions to enforce specifically the terms and provisions hereof in any arbitration in accordance with Article VIII of the Separation and Distribution Agreement, (ii) provisional or temporary injunctive relief in accordance therewith in any Delaware Court, and (iii) enforcement of any such award of an arbitral tribunal or a Delaware Court in any court of the United States, or any other any court or tribunal sitting in any state of the United States or in any foreign country that has jurisdiction, this being in addition to any other remedy or relief to which they may be entitled.

Section 7.17      Waiver of Jury Trial.  SUBJECT TO ARTICLE VIII OF THE SEPARATION AND DISTRIBUTION AGREEMENT, EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY JUDICIAL PROCEEDING IN WHICH ANY CLAIM OR COUNTERCLAIM (WHETHER AT LAW, IN EQUITY, IN CONTRACT, IN TORT, OR OTHERWISE) ASSERTED BASED UPON, ARISING FROM, OR RELATED TO THIS AGREEMENT OR THE COURSE OF DEALING OR RELATIONSHIP BETWEEN THE PARTIES TO THIS AGREEMENT, INCLUDING THE NEGOTIATION, EXECUTION, AND PERFORMANCE OF THIS AGREEMENT. EACH OF THE PARTIES HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND THAT NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, OR REPRESENTATIVE OF ANY PARTY SHALL REQUEST A JURY TRIAL IN ANY SUCH PROCEEDING NOR SEEK TO CONSOLIDATE ANY SUCH PROCEEDING WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.17.

Section 7.18      Severability.  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

Section 7.19      Construction.  The Parties have participated jointly in the negotiation and drafting of this Agreement. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Section 7.20      Authorization.  Each of the Parties hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such Party, that this Agreement constitutes a legal, valid and binding obligation of each such Party enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting creditors’ rights generally and general equity principles.

Section 7.21      No Duplication; No Double Recovery.  Nothing in this Agreement is intended to confer to or impose upon any Party a duplicative right, entitlement, obligation or recovery with respect to any matter arising out of the same facts and circumstances.

Section 7.22      No Reliance on Other Party. The Parties hereto represent to each other that this Agreement is entered into with full consideration of any and all rights which the Parties hereto may have. The Parties hereto have relied upon their own knowledge and judgment and have conducted such investigations they and their in-house counsel have deemed appropriate regarding this Agreement and their rights in connection with this Agreement. The Parties hereto are not relying upon any representations or statements made by any other Party, or any such other Party’s employees, agents, representatives or attorneys, regarding this Agreement, except to the extent such representations are expressly set forth or incorporated in this Agreement. The Parties hereto are not relying upon a legal duty, if one exists, on the part of any other Party (or any such other Party’s employees, agents, representatives or attorneys) to disclose any information in connection with the execution of this Agreement or its preparation, it being expressly understood that no Party hereto shall ever assert any failure to disclose information on the part of any other Party as a ground for challenging this Agreement or any provision hereof.

[The remainder of this page has been intentionally left blank.  Signature pages follow.]

IN WITNESS WHEREOF, the Parties have caused this Transition Services Agreement to be executed the day and year first above written.

TRINITY INDUSTRIES, INC.

By: /s/ Timothy R. Wallace
Name: Timothy R. Wallace
Title: Chief Executive Officer and President

ARCOSA, INC.

By: /s/ Antonio Carrillo
Name: Antonio Carrillo
Title: Chief Executive Officer and President